Exhibit 99.1

Milacron Sales and New Orders Up Year-Over-Year in Third Quarter

    CINCINNATI--(BUSINESS WIRE)--Nov. 4, 2005--Milacron Inc. (NYSE:
MZ), a leading global supplier of plastics-processing technologies and industrial fluids, reported third-quarter sales of $191 million, up 6% over sales of $181 million in the same period last year. New orders of $191 million were up 4% from a year ago. The net loss in the third quarter of 2005 was $6.9 million, or $0.18 per share. This compared to a net loss of $5.5 million, or $0.18 per share, in the third quarter of 2004. The year-ago loss included $2.7 million in restructuring and refinancing costs. Operating results in the most recent quarter were held back by higher material costs - attributable in large part to rising oil and gas prices - as well as by increased pension, insurance and Sarbanes-Oxley compliance expenses.
    Despite the negative impact of higher resin prices, Milacron's North American plastics machinery segment continued to recover, posting double-digit growth in sales and orders over the third quarter last year. Offsetting this to some degree was a 6% decline in orders in the company's European machinery segment.
    Working capital reductions led to $15 million in net cash provided by operations in the third quarter. Primary working capital (see calculation table) was cut to 23.2% of sales, down from 24.1% in the second quarter. Cash at the end of the quarter grew to $48 million, and the company had approximately $35 million available for borrowing under its asset-based revolving credit facility, which remains essentially undrawn.

    Company Focus

    "Our global customers face many challenges on a macro-economic level, and we believe that our success is directly tied to our ability to provide these customers with what they value most from Milacron, namely: innovative technology and superior service at a fair price," said Ronald D. Brown, chairman, president and chief executive officer. "To this end, our plan to return Milacron to profitability focuses on three key areas: enhancing the servicing of our large installed customer base in North America and Europe, expanding our presence in the developing markets of Asia, Eastern Europe and Latin America, and continuously improving our cost structure and competitiveness through Lean initiatives and strategic sourcing."

    Consolidation Measures

    As previously announced, Milacron plans to further reduce its cost structure by consolidating certain operations in both North America and Europe. The objective is to focus the company's manufacturing on the production of products and components with high technological, proprietary or strategic value.
    Implementing this consolidation will result in charges of approximately $20 million, of which about $13 million will be cash. Most of the charges should occur throughout 2006. Annualized cost savings generated by the consolidation are estimated at $15 million, with about $3 million realizable in 2006 and substantially the full benefit in 2007.
    "In addition to the significant cost savings for Milacron, this consolidation will allow us to concentrate our energies on providing our customers with the innovative technologies and support services they need to compete effectively," Brown said.

    Segment Results

    Machinery Technologies-North America (machinery and related parts and services for injection molding, blow molding and extrusion supplied from North America, India and China) New orders in the quarter increased 11% to $89 million, up from $80 million in the third quarter of 2004, reflecting ongoing strength in the U.S. economy across several end markets. Sales climbed to $87 million, 13% over the same period last year. Rising material and pension costs tempered segment earnings, which came in at $4.3 million versus $4.1 million in the year-ago quarter.
    Machinery Technologies-Europe (machinery and related parts and services for injection molding and blow molding supplied from Europe) Demand in Western Europe remained soft, as third quarter new orders declined to $34 million, from $36 million a year ago. Sales of $37 million were essentially flat with the year-ago period. The inability to pass through material cost increases negatively impacted earnings, as the segment lost $1.5 million compared to a $0.3 million loss in the third quarter of 2004.
    Mold Technologies (mold bases and related parts and services, as well as maintenance, repair and operating supplies for injection molding worldwide) Sales in the third quarter of $41 million improved slightly from $40 million a year ago. The segment had an operating loss of $0.7 million compared to earnings of $1.1 million in the third quarter of 2004. Pricing pressures in Western European markets, higher steel costs and increased product liability expense were the primary factors causing the drop in earnings.
    Industrial Fluids (water-based and oil-based coolants, lubricants and cleaners for metalcutting and metalforming operations worldwide) Sales of $27 million were essentially flat with the third quarter a year ago. Higher-than-projected material costs, along with increased insurance costs for product liability, held back earnings to $1.8 million, a decline from $2.8 million a year ago.

    Outlook

    "For planning purposes we are assuming relatively modest overall growth - 4% to 5% - in our markets next year. With the incremental margin on higher sales, the initial cost-savings from our consolidation and lower regulatory compliance costs, we believe Milacron will achieve significant improvement in operating earnings in 2006. Longer term, by growing our customer support services, expanding in emerging markets and improving our cost structure, we will further strengthen Milacron's position as the supplier of choice in plastics technologies and industrial fluids," Brown said.

    Conference Call

    Today, Friday, November 4, at 1 p.m. ET, Milacron will hold an open investor conference call, which will be webcast live at www.milacron.com. The dial-in number for those interested in asking questions is (913) 981-4900. A replay of the call will be made available from 4:00 p.m. this afternoon through midnight November 11 on the company's website or by phone: (719) 457-0820, access code 5643158.

    The forward-looking statements above by their nature involve risks and uncertainties that could significantly impact operations, markets, products and expected results. For further information please refer to the Cautionary Statement included in the company's most recent Form 10-Q on file with the Securities and Exchange Commission.

    First incorporated in 1884, Milacron is a leading global supplier of plastics-processing technologies and industrial fluids, with major manufacturing facilities in North America, Europe and Asia. For further information, visit www.milacron.com or call the toll-free investor line: 800-909-MILA (800-909-6452).



Milacron Inc. and Subsidiaries

                                                   Third Quarter 2005
---------------------------------------------------------------------
                  Three Months Ended           Nine Months Ended
                     September 30,               September 30,
              --------------------------- ---------------------------
                 2005          2004          2005          2004
----------------------------------------- ---------------------------

Sales         $190,725,000  $180,483,000  $591,842,000  $561,161,000

Loss from
 continuing
 operations     (7,589,000)   (5,487,000)  (21,036,000)  (49,451,000)
 Per Share(a)
  Basic              (0.20)        (0.18)        (0.54)     (1.71)(b)
  Diluted            (0.20)        (0.18)        (0.54)     (1.71)(b)

Earnings
 (loss) from
 discontinued
 operations        724,000             -     1,316,000      (477,000)
 Per Share(a)
  Basic               0.02             -          0.03         (0.01)
  Diluted             0.02             -          0.03         (0.01)

Net loss        (6,865,000)   (5,487,000)  (19,720,000)  (49,928,000)
 Per Share (a)
  Basic              (0.18)        (0.18)        (0.51)     (1.72)(b)
  Diluted            (0.18)        (0.18)        (0.51)     (1.72)(b)


Common shares
 Weighted
  average
  outstanding
  for basic
  EPS (a)       47,706,000    37,817,000    47,607,000    40,377,000
 Weighted
  average
  outstanding
  for diluted
  EPS (a)       47,706,000    37,817,000    47,607,000    40,377,000
 Outstanding
  at quarter
  end           49,933,000    35,812,000    49,933,000    35,812,000


(a) Shares used to compute loss per common share for 2004 have been restated to reflect the effect of the rights offering completed in 2004.

(b) Restated to include the effect of a preferred stock beneficial conversion feature.

---------------------------------------------------------------------

Note: These statements are unaudited and subject to year-end adjustments.



Consolidated Earnings
Milacron Inc. and Subsidiaries

                                                    Third Quarter 2005
----------------------------------------------------------------------
(In millions, except per-share data)    Three Months     Nine Months
                                            Ended           Ended
                                        September 30,   September 30,
                                       --------------- ---------------
                                         2005    2004    2005    2004
----------------------------------------------------------------------

Sales                                  $190.7  $180.5  $591.8  $561.2
Cost of products sold                   157.3   144.6   488.4   457.0
Cost of products sold related to
 restructuring                              -     1.7       -     1.7
                                        ------- ------  ------- ------
 Total cost of products sold            157.3   146.3   488.4   458.7
                                        ------- ------  ------- ------
  Manufacturing margins                  33.4    34.2   103.4   102.5
   Percent of sales                      17.5%   18.9%   17.5%   18.3%

Other costs and expenses
 Selling and administrative              31.3    30.8    98.5    92.6
 Refinancing costs (a)                      -     0.4       -    21.4
 Restructuring costs (b)                  0.1     0.6     0.8     3.4
 Other (income) expense - net             1.3     0.5     0.5     1.7
                                        ------- ------  ------- ------
  Total other costs and expenses         32.7    32.3    99.8   119.1
                                        ------- ------  ------- ------

Operating earnings (loss)                 0.7     1.9     3.6   (16.6)

Interest expense - net (c)               (7.7)   (6.6)  (22.9)  (29.8)
                                        ------  ------  ------  ------

Loss from continuing operations before
 income taxes                            (7.0)   (4.7)  (19.3)  (46.4)

Provision for income taxes                0.6     0.8     1.8     3.0
                                        ------  ------  ------  ------

Loss from continuing operations          (7.6)   (5.5)  (21.1)  (49.4)

Discontinued operations - net of
 income taxes (d)                         0.7       -     1.3    (0.5)
                                        ------  ------  ------  ------

Net loss                               $ (6.9) $ (5.5) $(19.8) $(49.9)
                                        ======  ======  ======  ======

Loss per common share - basic and
 diluted (e)
 Continuing operations (f)             $(0.20) $(0.18) $(0.54) $(1.71)
 Discontinued operations                 0.02       -    0.03   (0.01)
                                        ------  ------  ------  ------
  Net loss (f)                         $(0.18) $(0.18) $(0.51) $(1.72)
                                        ======  ======  ======  ======


(a) In the first quarter of 2004, represents costs incurred in pursuing various alternatives to the company's March 12, 2004 refinancing of $200 million of debt and other obligations. In the second and third quarters of 2004, represents costs that resulted from the refinancing and recapitalization of the company.

(b) Represents costs related to initiatives to reduce operating and administrative costs.

(c) In the second quarter of 2004, includes $6.4 million for the write-off of a financial asset related to a beneficial conversion feature that allowed the holders of convertible debt issued on March 12, 2004 to acquire common shares on April 15, 2004 at $2.00 per share.

(d) In 2005, represents adjustments of reserves related to prior divestitures. In 2004, reflects the presentation of Grinding
    Wheels as a discontinued operation.

(e) The number of shares used to compute loss per common share data for 2004 have been restated to reflect the effect of the 2004 rights offering which allowed shareholders to purchase additional shares at a discounted price of $2.00 per share.

(f) Loss from continuing operations per common share and net loss per common share for the nine months ended September 30, 2004 have been restated to include the effect of an $18.0 million preferred stock beneficial conversion feature. The effect was to increase the previously reported amounts by $.44 per share.

---------------------------------------------------------------

Note: These statements are unaudited and subject to year-end adjustments.




Consolidated Balance Sheets
Milacron Inc. and Subsidiaries

                                                    Third Quarter 2005
----------------------------------------------------------------------
(In millions)                              September 30, September 30,
                                               2005          2004
----------------------------------------------------------------------

Assets
Cash and cash equivalents                  $       48.3  $       40.5
Notes and accounts receivable-net                 117.3         126.5
Inventories (a)                                   162.1         145.9
Other current assets                               47.4          52.6
                                            ------------  ------------
 Total current assets                             375.1         365.5
Property, plant and equipment - net               116.0         129.0
Goodwill                                           84.5          83.8
Other noncurrent assets                           109.2         117.1
                                            ------------  ------------
 Total assets                              $      684.8  $      695.4
                                            ============  ============

Liabilities and shareholders' equity
Short-term borrowings and long-term debt
 due within one year (b)                   $        4.5  $       15.8
Trade accounts payable and advance
 billings and deposits                             94.6          88.0
Accrued and other current liabilities              92.7         103.0
                                            ------------  ------------
 Total current liabilities                        191.8         206.8
Long-term accrued liabilities                     244.7         225.7
Long-term debt                                    234.0         235.8
Shareholders' equity                               14.3          27.1
                                            ------------  ------------
 Total liabilities and shareholders'
  equity                                   $      684.8  $      695.4
                                            ============  ============


(a) The amount for 2004 has been restated due to a change in the method of valuing certain inventories from the LIFO method to the FIFO method.

(b) In 2005, $.8 million was drawn against the revolving credit facility, excluding outstanding letters of credit of $10.3 million. In 2004, $9.3 million was drawn against the revolving credit facility, excluding outstanding letters of credit of $13.1 million.

-----------------------------------------------------------
Note: These statements are unaudited and subject to year-end adjustments.




Consolidated Cash Flows
Milacron Inc. and Subsidiaries
                                                    Third Quarter 2005
----------------------------------------------------------------------
(In millions)                    Three Months Ended  Nine Months Ended
                                   September 30,       September 30,
                                 ------------------ ------------------
                                    2005     2004      2005     2004
--------------------------------------------------- ------------------

Increase (decrease) in cash and
 cash equivalents
Operating activities cash flows
 Net Loss                           $(6.9)   $(5.5)   $(19.8)  $(49.9)
 Discontinued operations - net
  of income taxes                    (0.7)       -      (1.3)     0.5
 Depreciation and amortization        4.4      4.9      13.5     15.3
 Refinancing costs                      -      0.4         -     21.4
 Restructuring costs                  0.1      2.3       0.8      5.1
 Working capital changes
  Notes and accounts
   receivable (a)                    10.3     (1.0)     13.6    (32.6)
  Inventories                        (2.0)     0.3     (13.4)     1.2
  Other current assets               (0.7)    (1.8)      1.3     (7.5)
  Trade accounts payable              1.5     (0.2)     (0.6)     3.2
  Other current liabilities           5.4     (2.9)     (1.4)   (11.6)
 Deferred income taxes and other
  - net                               3.4     (1.4)     13.2      3.9
                                 --------- -------- --------- --------
  Net cash provided (used) by
   operating activities              14.8     (4.9)      5.9    (51.0)

Investing activities cash flows
 Capital expenditures                (3.7)    (1.4)     (7.0)    (4.3)
 Divestiture                          0.3        -       0.3      8.0
 Other - net                            -      0.2       2.1      0.4
                                 --------- -------- --------- --------
  Net cash provided (used) by
   investing activities              (3.4)    (1.2)     (4.6)     4.1

Financing activities cash flows
 Issuance of long-term debt             -        -         -    219.8
 Repayments of long-term debt        (0.4)    (0.4)     (4.6)  (261.0)
 Increase (decrease) in short-
  term borrowings                     1.1      9.1      (9.4)    67.4
 Debt issuance costs                    -     (3.0)     (0.6)   (24.9)
 Costs of 2004 rights offering          -        -      (1.1)       -
 Dividends paid                      (1.6)    (1.4)     (4.7)    (1.6)
                                 --------- -------- --------- --------
  Net cash provided (used) by
   financing activities              (0.9)     4.3     (20.4)    (0.3)


Effect of exchange rate
 fluctuations on cash and cash
 equivalents                          0.4      0.3      (1.8)    (0.9)
Cash flows related to
 discontinued operations                -        -         -     (4.2)
                                 --------- -------- --------- --------
Increase (decrease) in cash and
 cash equivalents                    10.9     (1.5)    (20.9)   (52.3)

Cash and cash equivalents at
 beginning of period                 37.4     42.0      69.2     92.8

                                 --------- -------- --------- --------
Cash and cash equivalents at end
 of period                          $48.3    $40.5     $48.3    $40.5
                                 ========= ======== ========= ========


(a) In the nine months ended September 30,2004, includes $33 million representing the effect of the repayment of the amounts that were previously sold on the receivables sale program.

--------------------------------------------------------------

Note: These statements are unaudited and subject to year-end adjustments.



Segment and Supplemental Information
Milacron Inc. and Subsidiaries

                                                    Third Quarter 2005
----------------------------------------------------------------------
(In millions)                         Three Months       Nine Months
                                          Ended            Ended
                                     September 30,     September 30,
                                    ---------------- -----------------
                                      2005    2004     2005   2004 (a)
---------------------------------------------------- -----------------
Machinery technologies North America
 Sales                              $  86.7 $  77.2  $ 269.2 $  237.7
 Operating cash flow (b)                5.8     5.9     15.9     12.6
 Segment earnings                       4.3     4.1     11.0      6.9
  Percent of sales                      5.0%    5.3%     4.1%     2.9%
 New orders                            89.2    80.3    284.8    246.6

Machinery technologies Europe
 Sales                              $  36.8 $  37.5  $ 112.6 $  122.4
 Operating cash flow (b)               (0.5)    0.8     (1.2)     5.3
 Segment earnings (loss)               (1.5)   (0.3)    (4.1)     2.1
  Percent of sales                     -4.1%   -0.8%    -3.6%     1.7%
 New orders                            34.2    36.3    112.3    122.0

Mold technologies
 Sales                              $  40.6 $  39.6  $ 129.3 $  122.8
 Operating cash flow (b)                0.7     2.7      6.5      7.2
 Segment earnings (loss)               (0.7)    1.1      2.2      2.4
  Percent of sales                     -1.7%    2.8%     1.7%     2.0%
 New orders                            40.7    39.5    129.2    123.0

Eliminations
 Sales                              $  (0.5)$  (0.4) $  (1.5)$   (2.3)
 New orders                            (0.4)   (0.2)    (1.3)    (2.5)

 Total plastics technologies
  Sales                             $ 163.6 $ 153.9  $ 509.6 $  480.6
  Operating cash flow (b)               6.0     9.4     21.2     25.1
  Segment earnings                      2.1     4.9      9.1     11.4
   Percent of sales                     1.3%    3.2%     1.8%     2.4%
  New orders                          163.7   155.9    525.0    489.1

Industrial fluids
 Sales                              $  27.1 $  26.6  $  82.2 $   80.6
 Operating cash flow (b)                2.2     3.3      6.5     10.2
 Segment earnings                       1.8     2.8      5.1      8.7
  Percent of sales                      6.6%   10.5%     6.2%    10.8%
 New orders                            27.1    26.6     82.3     80.6

Total continuing operations
 Sales                              $ 190.7 $ 180.5  $ 591.8 $  561.2
 Operating cash flow (b)                5.2     9.5     17.9     25.2
 Segment earnings                       3.9     7.7     14.2     20.1
 Refinancing costs (c)                    -    (0.4)       -    (21.4)
 Restructuring costs (d)               (0.1)   (2.3)    (0.8)    (5.1)
 Corporate expenses                    (3.0)   (2.6)    (9.5)    (8.8)
 Other unallocated expenses (e)        (0.1)   (0.5)    (0.3)    (1.4)
                                     ------- -------  ------- --------
 Operating earnings (loss)              0.7     1.9      3.6    (16.6)
  Percent of sales                      0.4%    1.1%     0.6%    -3.0%
 New orders                           190.8   182.5    607.3    569.7
 Ending backlog                        99.6   100.1     99.6    100.1

(a) In 2004, reflects the presentation of Grinding Wheels as a discontinued operation.
(b) Represents EBITDA (earnings before interest, income taxes, depreciation and amortization) before refinancing costs and restructuring costs.
(c) In the first quarter of 2004, represents costs incurred in pursuing various alternatives to the company's March 12, 2004 refinancing of $200 million of debt and other obligations. In the second and third quarters of 2004, represents costs that resulted from the refinancing and recapitalization of the company.
(d) Represents costs related to initiatives to reduce operating and administrative costs.
(e) Other unallocated expenses include financing costs including costs related to the sale of accounts receivable prior to March 12, 2004.

------------------------------------------------------

Note: These statements are unaudited and subject to year-end adjustments.


Reconciliation of Earnings to Operating Cash Flows
Milacron Inc. and Subsidiaries

                                                    Third Quarter 2005
----------------------------------------------------------------------
(In millions)                           Three Months     Nine Months
                                            Ended           Ended
                                        September 30,   September 30,
                                       --------------- ---------------
                                         2005    2004    2005    2004
------------------------------------------------------ ---------------

Machinery technologies North America
 Segment earnings                      $  4.3  $  4.1  $ 11.0  $  6.9
 Depreciation and amortization            1.5     1.8     4.9     5.7
                                        ------  ------  ------  ------
 Operating cash flow                      5.8     5.9    15.9    12.6

Machinery technologies Europe
 Segment earnings (loss)               $ (1.5) $ (0.3) $ (4.1) $  2.1
 Depreciation and amortization            1.0     1.1     2.9     3.2
                                        ------  ------  ------  ------
 Operating cash flow                     (0.5)    0.8    (1.2)    5.3

Mold technologies
 Segment earnings (loss)               $ (0.7) $  1.1  $  2.2  $  2.4
 Depreciation and amortization            1.4     1.6     4.3     4.8
                                        ------  ------  ------  ------
Operating cash flow                       0.7     2.7     6.5     7.2

     Total plastics technologies
     Segment earnings                  $  2.1  $  4.9  $  9.1  $ 11.4
     Depreciation and amortization        3.9     4.5    12.1    13.7
                                        ------  ------  ------  ------
     Operating cash flow                  6.0     9.4    21.2    25.1

Industrial fluids
 Segment earnings                      $  1.8  $  2.8  $  5.1  $  8.7
 Depreciation and amortization            0.4     0.5     1.4     1.5
                                        ------  ------  ------  ------
 Operating cash flow                      2.2     3.3     6.5    10.2

Total continuing operations
 Net Loss                              $ (6.9) $ (5.5) $(19.8) $(49.9)
 Discontinued operations - net of
  income taxes (a)                       (0.7)      -    (1.3)    0.5
 Provision for income taxes               0.6     0.8     1.8     3.0
 Interest expense - net (b)               7.7     6.6    22.9    29.8
 Refinancing costs (c)                      -     0.4       -    21.4
 Restructuring costs (d)                  0.1     2.3     0.8     5.1
 Depreciation and amortization            4.4     4.9    13.5    15.3
                                        ------  ------  ------  ------
 Operating cash flow                   $  5.2  $  9.5  $ 17.9  $ 25.2
                                        ======  ======  ======  ======


(a) In 2005, represents adjustments of reserves related to prior divestitures. In 2004, reflects the presentation of Grinding
    Wheels as a discontinued operation.

(b) In the second quarter of 2004, includes $6.4 million for the write-off of a financial asset related to a beneficial conversion feature that allowed the holders of convertible debt issued on March 12, 2004 to acquire common shares on April 15, 2004 at $2.00 per share.

(c) In the first quarter of 2004, represents costs incurred in pursuing various alternatives to the company's March 12, 2004 refinancing of $200 million of debt and other obligations. In the second and third quarters of 2004, represents costs that resulted from the refinancing and recapitalization of the company.

(d) Represents costs related to initiatives to reduce operating and administrative costs.

-------------------------------------------------------

Note: These statements are unaudited and subject to year-end adjustments.





Calculation of Primary Working Capital as a Percentage of Sales
Milacron Inc. and Subsidiaries

                                                    Third Quarter 2005
----------------------------------------------------------------------
(In millions)                              September 30,     June 30,
                                               2005            2005
----------------------------------------------------------------------

Total current assets                       $      375.1  $      371.0
Total current liabilities                        (191.8)       (183.9)
                                            ------------  ------------

Working capital                                   183.3         187.1
Deduct:
 Cash and cash equivalents                        (48.3)        (37.4)
 Notes receivable                                  (5.6)         (6.7)
 Other current assets                             (47.4)        (46.7)
Add:
 Accounts receivable sold                           7.9           4.9
 Short-term borrowings and long-term debt
  due within one year                               4.5           3.4
 Accrued and other current liabilities             92.7          86.7
                                            ------------  ------------

Primary working capital                    $      187.1  $      191.3
                                            ============  ============

Sales for the four consecutive quarters
 ended
 September 30, 2005                        $      804.9
                                            ============
 June 30, 2005                                          $      794.7
                                                         ============

Primary working capital as a percentage of
 sales                                             23.2%         24.1%
                                            ============  ============


------------------------------------------

Note: These statements are unaudited and subject to year-end adjustments.




Historical Information
----------------------------------------------------------------------
(In millions, except per-share data)

                                              2003 (a)
                               ---------------------------------------
                               Qtr 1   Qtr 2   Qtr 3   Qtr 4    Year
----------------------------------------------------------------------
Sales                         $190.2  $181.6  $170.2  $197.7  $ 739.7
Cost of products sold          158.2   149.6   138.6   157.4    603.8
Cost of products sold related
 to restructuring                  -     3.8       -    (0.5)     3.3
                               ------  ------  ------  ------  -------
  Total cost of products sold  158.2   153.4   138.6   156.9    607.1
                               ------  ------  ------  ------  -------

 Manufacturing margins          32.0    28.2    31.6    40.8    132.6

Other costs and expenses
 Selling and administrative     30.2    34.3    30.7    33.8    129.0
 Goodwill impairment charge        -       -    52.3    13.3     65.6
 Refinancing costs                 -       -     1.0     0.8      1.8
 Restructuring costs             6.0     2.5     6.4     8.9     23.8
 Other - net                     0.7     1.6    (1.2)   (1.4)    (0.2)
                               ------  ------  ------  ------  -------
  Total other costs and
   expenses                     36.9    38.4    89.2    55.4    220.0
                               ------  ------  ------  ------  -------

Operating earnings (loss)       (4.9)  (10.2)  (57.6)  (14.6)   (87.4)

Interest expense - net          (5.2)   (5.8)   (5.9)   (6.1)   (23.0)
                               ------  ------  ------  ------  -------


Loss from continuing
 operations before income
 taxes                         (10.1)  (16.0)  (63.5)  (20.7)  (110.4)

Provision (benefit) from
 income taxes                   (2.5)   72.1     1.8     2.0     73.3
                               ------  ------  ------  ------  -------

Loss from continuing
 operations                     (7.6)  (88.1)  (65.3)  (22.7)  (183.7)

Discontinued operations -
 net of income taxes
 Loss from operations (b)       (0.7)   (3.0)   (2.0)   (0.7)    (6.4)
 Net gain (loss) on
  divestitures                     -       -       -    (0.8)    (0.8)
                               ------  ------  ------  ------  -------
  Total discontinued
   operations                   (0.7)   (3.0)   (2.0)   (1.5)    (7.2)

                              ------ ------- ------- ------- --------
Net loss                      $ (8.3) $(91.1) $(67.3) $(24.2) $(190.9)
                               ======  ======  ======  ======  =======

Earnings (loss) per common
 share
 Basic and diluted
  Continuing operations (c)   $(0.21) $(2.41) $(1.78) $(0.62) $ (5.02)
  Discontinued operations      (0.02)  (0.08)  (0.05)  (0.04)   (0.19)
                               ------  ------  ------  ------  -------
   Net loss (c)               $(0.23) $(2.49) $(1.83) $(0.66) $ (5.21)
                               ======  ======  ======  ======  =======



                                                 2004
                               ---------------------------------------
                               Qtr 1   Qtr 2   Qtr 3   Qtr 4    Year
----------------------------------------------------------------------

Sales                         $188.9  $191.7  $180.5  $213.1  $ 774.2
Cost of products sold          156.1   156.2   144.6   169.7    626.6
Cost of products sold related
 to restructuring                  -       -     1.7    (0.3)     1.4
                               ------  ------  ------  ------  -------
  Total cost of products sold  156.1   156.2   146.3   169.4    628.0
                               ------  ------  ------  ------  -------

 Manufacturing margins          32.8    35.5    34.2    43.7    146.2

Other costs and expenses
 Selling and administrative     30.9    30.8    30.8    34.4    126.9
 Goodwill impairment charge        -       -       -       -        -
 Refinancing costs               6.4    14.6     0.4       -     21.4
 Restructuring costs             1.1     1.7     0.6     8.2     11.6
 Other - net                     1.4    (0.1)    0.5     1.1      2.9
                               ------  ------  ------  ------  -------
  Total other costs and
   expenses                     39.8    47.0    32.3    43.7    162.8
                               ------  ------  ------  ------  -------

Operating earnings (loss)       (7.0)  (11.5)    1.9       -    (16.6)

Interest expense - net          (7.9)  (15.3)   (6.6)   (7.5)   (37.3)
                               ------  ------  ------  ------  -------

Loss from continuing
 operations before income
 taxes                         (14.9)  (26.8)   (4.7)   (7.5)   (53.9)

Provision (benefit) from
 income taxes                    1.1     1.1     0.8    (5.6)    (2.6)
                               ------  ------  ------  ------  -------

Loss from continuing
 operations                    (16.0)  (27.9)   (5.5)   (1.9)   (51.3)

Discontinued operations -
 net of
 income taxes
 Loss from operations (b)       (0.6)   (0.7)      -       -     (1.3)
 Net gain (loss) on
  divestitures                     -     0.8       -       -      0.8
                               ------  ------  ------  ------  -------
  Total discontinued
   operations                   (0.6)    0.1       -       -     (0.5)

                              ------- ------- ------- ------- --------
Net loss                      $(16.6) $(27.8) $ (5.5) $ (1.9) $ (51.8)
                               ======  ======  ======  ======  =======

Earnings (loss) per common
 share
 Basic and diluted
  Continuing operations (c)   $(0.43) $(0.99) $(0.18) $(0.08) $ (1.72)
  Discontinued operations      (0.02)      -       -       -    (0.01)
                               ------  ------  ------  ------  -------
   Net loss (c)               $(0.45) $(0.99) $(0.18) $(0.08) $ (1.73)
                               ======  ======  ======  ======  =======

                                                     2005
                                        ------------------------------
                                        Qtr 1   Qtr 2   Qtr 3   Year
----------------------------------------------------------------------

Sales                                  $192.3  $208.8  $190.7  $591.8
Cost of products sold                   160.1   171.0   157.3   488.4
Cost of products sold related to
 restructuring                              -       -       -       -
                                        ------  ------  ------  ------
  Total cost of products sold           160.1   171.0   157.3   488.4
                                        ------  ------  ------  ------

 Manufacturing margins                   32.2    37.8    33.4   103.4

Other costs and expenses
 Selling and administrative              33.5    33.7    31.3    98.5
 Goodwill impairment charge                 -       -       -       -
 Refinancing costs                          -       -       -       -
 Restructuring costs                      0.4     0.3     0.1     0.8
 Other - net                             (1.0)    0.2     1.3     0.5
                                        ------  ------  ------  ------
  Total other costs and expenses         32.9    34.2    32.7    99.8
                                        ------  ------  ------  ------

Operating earnings (loss)                (0.7)    3.6     0.7     3.6

Interest expense - net                   (8.2)   (7.0)   (7.7)  (22.9)
                                        ------  ------  ------  ------


Loss from continuing operations before
 income taxes                            (8.9)   (3.4)   (7.0)  (19.3)

Provision (benefit) from income taxes     0.2     1.0     0.6     1.8
                                        ------  ------  ------  ------

Loss from continuing operations          (9.1)   (4.4)   (7.6)  (21.1)

Discontinued operations - net of income taxes
 Loss from operations (b)                   -       -       -       -
 Net gain (loss) on divestitures            -     0.6     0.7     1.3
                                        ------  ------  ------  ------
  Total discontinued operations             -     0.6     0.7     1.3

                                       ------- ------- ------- -------
Net loss                               $ (9.1) $ (3.8) $ (6.9) $(19.8)
                                        ======  ======  ======  ======

Earnings (loss) per common share
 Basic and diluted
  Continuing operations (c)            $(0.22) $(0.12) $(0.20) $(0.54)
  Discontinued operations                   -    0.01    0.02    0.03
                                        ------  ------  ------  ------
   Net loss (c)                        $(0.22) $(0.11) $(0.18) $(0.51)
                                        ======  ======  ======  ======



(a) In the fourth quarter of 2004, the company elected to change its method of accounting for certain inventories from the LIFO method to the FIFO method, retroactive to the beginning of the year. Financial results for 2003 have been restated to conform to the 2004 presentation. The effect was to increase net earnings by $.8 million in 2003.

(b) Reflects the presentation of Grinding Wheels and Round Tools as discontinued operations.

(c) Loss from continuing operations per common share and net loss per common share for the second quarter of 2004 and the year ended December 31, 2004 have been restated to include the effect of an $18.0 million preferred stock beneficial conversion feature.



Historical Segment and Supplemental Information

----------------------------------------------------------------------
(In Millions)

                                              2003 (a)
                               ---------------------------------------
                                Qtr 1   Qtr 2   Qtr 3   Qtr 4   Year
----------------------------------------------------------------------

Machinery technologies North America
  Sales                         $88.3   $74.7   $71.6   $86.6  $321.2
  Operating cash flow (b)         4.6     0.8     3.2     8.2    16.8
  Segment earnings (loss) (a)     2.1    (1.4)    1.3     6.1     8.1
  New orders                     84.9    83.5    74.4    82.0   324.8

Machinery technologies Europe
  Sales                         $35.0   $38.9   $33.4   $43.7  $151.0
  Operating cash flow (b)         0.3    (0.8)    0.6     2.4     2.5
  Segment earnings (loss)        (0.7)   (1.8)   (0.4)    1.5    (1.4)
  New orders                     33.3    38.8    36.9    44.5   153.5

Mold technologies
  Sales                         $44.6   $43.0   $39.1   $42.0  $168.7
  Operating cash flow (b)         2.0     1.8     1.8     2.9     8.5
  Segment earnings (loss)         0.3     0.1     0.1     1.3     1.8
  New orders                     44.7    42.5    39.4    42.1   168.7

Eliminations
  Sales                         $(3.0)  $(1.3)  $(0.3)  $(0.8)  $(5.4)
  New orders                     (1.2)   (1.4)   (0.7)   (1.0)   (4.3)

 Total plastics technologies
  Sales                        $164.9  $155.3  $143.8  $171.5  $635.5
  Operating cash flow (b)         6.9     1.8     5.6    13.5    27.8
  Segment earnings (loss) (a)     1.7    (3.1)    1.0     8.9     8.5
  New orders                    161.7   163.4   150.0   167.6   642.7

Industrial fluids
  Sales                         $25.3   $26.3   $26.4   $26.2  $104.2
  Operating cash flow (b)         4.0     4.2     5.2     4.3    17.7
  Segment earnings                3.5     3.7     4.8     3.7    15.7
  New orders                     25.3    26.3    26.4    26.3   104.3

Total continuing operations (c)
  Sales                        $190.2  $181.6  $170.2  $197.7  $739.7
  Operating cash flow (b)         6.7     1.7     7.2    13.3    28.8
  Segment earnings (a)            5.2     0.6     5.8    12.6    24.2
  Goodwill impairment charges
   (d)                              -       -   (52.3)  (13.3)  (65.6)
  Refinancing costs (e)             -       -    (1.0)   (0.8)   (1.8)
  Restructuring costs (f)        (6.0)   (6.3)   (6.4)   (8.4)  (27.1)
  Corporate expenses             (3.5)   (3.7)   (3.1)   (4.0)  (14.3)
  Other unallocated expenses
   (g)                           (0.8)   (0.7)   (0.6)   (0.7)   (2.8)
                               ------- ------- ------- ------- -------
  Operating earnings (loss)      (5.1)  (10.1)  (57.6)  (14.6)  (87.4)
   Percent of sales              -2.7%   -5.7%  -34.1%   -7.8%  -11.8%
  New orders                    187.0   189.7   176.4   193.9   747.0
  Ending backlog                 74.7    85.4    91.7    92.0    92.0



                                                2004
                               ---------------------------------------
                                Qtr 1   Qtr 2   Qtr 3   Qtr 4   Year
----------------------------------------------------------------------

Machinery technologies North  America
  Sales                         $77.3   $83.2   $77.2   $96.7  $334.4
  Operating cash flow (b)         1.4     5.3     5.9    10.8    23.4
  Segment earnings (loss) (a)    (0.6)    3.4     4.1     9.1    16.0
  New orders                     79.1    87.2    80.3    90.5   337.1

Machinery technologies Europe
  Sales                         $42.5   $42.4   $37.5   $44.6  $167.0
  Operating cash flow (b)         2.2     2.3     0.8     0.8     6.1
  Segment earnings (loss)         1.1     1.3    (0.3)   (0.2)    1.9
  New orders                     40.0    45.7    36.3    33.0   155.0

Mold technologies
  Sales                         $43.3   $39.9   $39.6   $44.3  $167.1
  Operating cash flow (b)         3.0     1.5     2.7     3.8    11.0
  Segment earnings (loss)         1.4    (0.1)    1.1     1.9     4.3
  New orders                     43.0    40.5    39.5    44.8   167.8

Eliminations
  Sales                         $(0.4)  $(1.5)  $(0.4)  $(1.0)  $(3.3)
  New orders                     (1.3)   (1.0)   (0.2)   (0.1)   (2.6)

 Total plastics technologies
  Sales                        $162.7  $164.0  $153.9  $184.6  $665.2
  Operating cash flow (b)         6.6     9.1     9.4    15.4    40.5
  Segment earnings (loss) (a)     1.9     4.6     4.9    10.8    22.2
  New orders                    160.8   172.4   155.9   168.2   657.3

Industrial fluids
  Sales                         $26.2   $27.7   $26.6   $28.5  $109.0
  Operating cash flow (b)         3.0     3.9     3.3     0.8    11.0
  Segment earnings                2.5     3.4     2.8     0.5     9.2
  New orders                     26.2    27.8    26.6    28.5   109.1

Total continuing operations (c)
  Sales                        $188.9  $191.7  $180.5  $213.1  $774.2
  Operating cash flow (b)         5.8     9.9     9.5    12.8    38.0
  Segment earnings (a)            4.4     8.0     7.7    11.3    31.4
  Goodwill impairment charges
   (d)                              -       -       -       -       -
  Refinancing costs (e)          (6.4)  (14.6)   (0.4)      -   (21.4)
  Restructuring costs (f)        (1.1)   (1.7)   (2.3)   (7.9)  (13.0)
  Corporate expenses             (3.3)   (2.9)   (2.6)   (3.1)  (11.9)
  Other unallocated expenses
   (g)                           (0.6)   (0.3)   (0.5)   (0.3)   (1.7)
                               ------- ------- ------- ------- -------
  Operating earnings (loss)      (7.0)  (11.5)    1.9       -   (16.6)
   Percent of sales              -3.7%   -6.0%    1.1%    0.7%   -2.1%
  New orders                    187.0   200.2   182.5   196.7   766.4
  Ending backlog                 89.5    97.7   100.1    87.3    87.3



                                                     2005
                                       -------------------------------
                                        Qtr 1   Qtr 2   Qtr 3   Year
----------------------------------------------------------------------

Machinery technologies North  America
  Sales                                 $87.1   $95.4   $86.7  $269.2
  Operating cash flow (b)                 3.5     6.5     5.8    15.9
  Segment earnings (loss) (a)             1.9     4.9     4.3    11.0
  New orders                             94.9   100.7    89.2   284.8

Machinery technologies Europe
  Sales                                 $34.3   $41.5   $36.8  $112.6
  Operating cash flow (b)                (1.2)    0.6    (0.5)   (1.2)
  Segment earnings (loss)                (2.2)   (0.5)   (1.5)   (4.1)
  New orders                             35.4    42.7    34.2   112.3

Mold technologies
  Sales                                 $44.2   $44.4   $40.6  $129.2
  Operating cash flow (b)                 3.7     2.1     0.7     6.5
  Segment earnings (loss)                 2.3     0.7    (0.7)    2.2
  New orders                             45.1    43.4    40.7   129.2

Eliminations
  Sales                                 $(0.3)  $(0.6)  $(0.5)  $(1.5)
  New orders                             (0.4)   (0.5)   (0.4)   (1.3)

 Total plastics technologies
  Sales                                $165.3  $180.7  $163.6  $509.6
  Operating cash flow (b)                 6.0     9.2     6.0    21.2
  Segment earnings (loss) (a)             2.0     5.1     2.1     9.1
  New orders                            175.0   186.3   163.7   525.0

Industrial fluids
  Sales                                 $27.0   $28.1   $27.1   $82.2
  Operating cash flow (b)                 1.9     2.4     2.2     6.5
  Segment earnings                        1.4     1.9     1.8     5.1
  New orders                             27.0    28.2    27.1    82.3

Total continuing operations (c)
  Sales                                $192.3  $208.8  $190.7  $591.8
  Operating cash flow (b)                 4.2     8.5     5.2    17.9
  Segment earnings (a)                    3.4     7.0     3.9    14.2
  Goodwill impairment charges (d)           -       -       -       -
  Refinancing costs (e)                     -       -       -       -
  Restructuring costs (f)                (0.4)   (0.3)   (0.1)   (0.8)
  Corporate expenses                     (3.5)   (3.0)   (3.0)   (9.5)
  Other unallocated expenses (g)         (0.2)   (0.1)   (0.1)   (0.3)
                                       ------- ------- ------- -------
  Operating earnings (loss)              (0.7)    3.6     0.7     3.6
   Percent of sales                      -0.4%    1.7%    0.4%    0.6%
  New orders                            202.0   214.5   190.8   607.3
  Ending backlog                         96.0    99.2    99.6    99.6



(a) In the fourth quarter of 2004, the company elected to change its method of accounting for certain inventories from the LIFO method to the FIFO method, retroactive to the beginning of the year. Financial results for 2003 have been restated to conform to the 2004 presentation.

(b) Represents EBITDA (earnings before interest, income taxes, depreciation and amortization) before refinancing costs and restructuring costs.

(c) Reflects the presentation of Grinding Wheels and Round Tools as discontinued operations.

(d) Represents charges to adjust the carrying value of goodwill in the mold technologies segment.

(e) In 2003 and the first quarter of 2004, represents costs incurred in pursuing various alternatives to the company's March 12, 2004 refinancing of $200 million in debt and other obligations. In the second and third quarters of 2004, represents costs that resulted from the refinancing and recapitalization of the company.

(f) Represents costs related to initiatives to reduce operating and administrative costs.

(g) Other unallocated expenses include financing costs including costs related to the sale of accounts receivable prior to March 12, 2004.



                                             Updated: November 4, 2005


Note: The amounts below are approximate working estimates , around which an even wider range of numbers could be used for financial modeling purposes. These estimates, by their nature, involve a great number of risks and uncertainties. Actual results may differ as these risks and uncertainties could significantly impact the company's markets, products, and operations. For further information please refer to the Cautionary Statement included in Item 2 of the company's most recent Form 10-Q on file with the Securities and Exchange Commission.


----------------------------------------------------------------------
                                          Quarter Ended    Year Ended
                                          -------------- -------------
(In millions)                              Dec. 31, 2005 Dec. 31, 2005
----------------------------------------------------------------------

Projected profit & loss items
 Sales  (1)                                  $205 - 220    $797 - 812
  Total plastics technologies                 180 - 190     690 - 700
  Industrial fluids                             25 - 30     107 - 112
 Segment earnings
  Total plastics technologies                     3 - 7       12 - 16
  Industrial fluids                               1 - 2         6 - 7
 Corporate expenses                               3 - 4       13 - 14
 Interest expense - net                           7 - 8       30 - 31
 Provision for income taxes                           1             3
 Restructuring costs                        less than 1         1 - 2
 Earnings (loss) after tax  (2)               (10) - (2)   (30) - (22)
 Average shares outstanding - basic             47 - 48       47 - 48
 Average shares outstanding - diluted         104 - 105     101 - 102

Projected cash flow & balance sheet items
 Depreciation                                     4 - 5       18 - 19
 Primary working capital - increase
  (decrease)  (3)                               (5) - 0         0 - 6
 Cash pension contribution                  less than 1         2 - 3
 Capital expenditures                             5 - 7       12 - 14
 Cash interest                                  13 - 14       27 - 28
 Cash dividends                                     1.6           6.3
 Cash taxes                                 less than 1       (1) - 0
 Cash restructuring                         less than 1         0 - 1



 1 Sales Includes increase (decrease) in sales over the same periods a year ago due to the strengthening (weakening) of the Euro of approximately ($2.7) million and $5.4 million in quarter ended Dec. 31, 2005 and year ended Dec. 31, 2005, respectively.

 2 Earnings (loss) after tax Includes $3.2 million and $12.3 million of expenses related to the U.S. defined benefit plan in quarter ended Dec. 31, 2005 and year ended Dec. 31, 2005, respectively (versus $1.6 million and $6.4 million in quarter ended Dec. 31, 2004 and year ended Dec. 31 2004, respectively).

    Includes $1.4 million and $6.8 million of expenses related to Sarbanes-Oxley compliance in quarter ended Dec. 31, 2005 and year ended Dec. 31, 2005, respectively (versus $1.2 million and $2.0 million in quarter ended Dec. 31, 2004 and year ended Dec. 31, 2004, respectively).

 3 Primary working capital = inventory + receivables - trade payables - advance billings


Comments & explanations

Assumes quarter ended Sept. 30, 2005 foreign exchange rates (e.g., USD/EUR = 1.2216), and no further acquisitions or divestitures.

    CONTACT: Milacron Inc.
             Al Beaupre, 513-487-5918